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                                  EXHIBIT 4.4


                            CERULEAN COMPANIES, INC.

                                WARRANT AGREEMENT


         This Warrant Agreement (the "Warrant Agreement") is entered into effective September 22, 1998 (the "Closing Date"), by and between Cerulean Companies, Inc. (the "Company") and ____________________________ (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, this Warrant Agreement is entered into pursuant to the Stipulation of Settlement (the "Stipulation") entered in the matter of Let's Get Together, Inc. et al. v. Insurance Commissioner of the State of Georgia, et al, No. E-61714, Superior Court of Fulton County, Georgia (the "Action") and pursuant to the Final Judgment entered in the Action.

         WHEREAS, the terms and conditions of the Stipulation are incorporated herein by this reference.

         WHEREAS, the Company has agreed to grant to Holder warrants to purchase shares of Series A Preferred Stock of the Company (the "Series A Preferred Stock") which, together with the warrants to be granted to ___________________, represent 10.5% of the Total Equity of the Company (as defined in the Stipulation) as of the date of this Warrant Agreement pursuant to the terms of the Stipulation (as defined in the Stipulation, of which this Warrant Agreement is an Exhibit).

         WHEREAS, to further the interests of the Company and Holder, the parties hereto have set forth the terms of such warrants in writing in this Warrant Agreement; and

         NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1.       Grant of Warrants.

                  Subject to the terms and conditions set forth herein, Holder shall have the right to purchase ____________ shares of Series A Preferred Stock of the Company (the "Warrant Shares" and this warrant is referred to herein as the "Warrant").

         2.       Exercise Price.

                  The price per Warrant Share shall be $328.8804 (the "Warrant Price").



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         3.       Term.

                  The Warrants are exercisable, in whole or in part, at any time and from time to time from and after the Closing Date and prior to 5:00 p.m., Atlanta, Georgia time, on the fifth anniversary of the Closing Date (at which time the Warrants shall be and become wholly void and of no value).

         4.       Exercise of Warrants.

                  (a) General. The Warrants may be exercised by Holder's delivery to the Secretary of the Company of a written notice of exercise executed by Holder (the "Notice of Exercise"). The Notice of Exercise shall be substantially in the form set forth as Exhibit A, attached hereto and made a part hereof, and shall identify the number of Warrants that are being exercised.

                  (b) Partial Exercise. Holder may exercise Warrants to purchase fewer than all of the Warrant Shares, but such exercise may not be made for less than 2,000 Warrant Shares or the total remaining Warrant Shares subject to the Warrant, if less than 2,000 shares. In the event that the Holder exercises the Warrant to purchase fewer than all of the Warrant Shares, the Warrant shall remain in effect solely with respect to any unpurchased Warrant Shares until otherwise terminated.

         5.       Transfer.

                  (a) The Warrants may not be sold, transferred, encumbered, pledged or otherwise disposed of, prior to December 1, 1998, except: (i) by operation of law or (ii) as required by a final judicial decree.

                  (b) Subject to the limitations set forth in this Section below, during the period from December 1, 1998 to December 1, 2001, if Holder (the "Offeror") desires to sell all or any portion of the Warrants, Holder shall first offer such Warrants (the "Offered Warrants") to the Company by giving written notice of its intention to dispose of such Warrants (the "Notice"). The Notice must name the type of disposition, the proposed purchaser, the number of Offered Warrants, the price per Warrant and the terms of payment. The Company may accept such offer with respect to all, but not less than all, of the Offered Warrants, within thirty (30) days following receipt of the Notice. The Company may exercise its option by giving notice of such exercise to the Offeror. If any of the consideration for the Offered Warrants consists of anything other than cash, the Company may substitute for such consideration the cash equivalent as reasonably determined by the Company.

                  (c) The Company may exercise its right of first refusal set forth in this Section to acquire only up to two percent (2%) of the aggregate of the issued and outstanding Warrants, shares of Class A Convertible Common Stock and of Series A Preferred Stock in any one calendar year, unless the holders of a majority of the Class B Convertible Preferred Stock then issued, outstanding and entitled to vote, approve of the acquisition of a larger percentage of Warrants.


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                  (d)      If the right of first refusal provided above is not
exercised as to all of the Offered Warrants or if the purchase by the Company is not consummated within the time specified in this Section, through no fault of the Offeror, the Offeror may transfer the Offered Warrants to the proposed purchaser, at the price and on the terms and conditions set forth in the Notice. If the transfer of the Offered Warrants by the Offeror to the proposed purchaser named in the Notice is not made within thirty (30) days after the date the Offeror became free to transfer, the right to transfer in accordance with the Notice will expire.

                  (e) As of December 1, 2001, all restrictions on the transferability of the Warrants will expire, and the Company will, upon written request of the holder, register the Warrant Shares or exchange the Warrant Shares for a comparable security that is fully registered under the Securities Act of 1933.

         6.       Medium and Time of Payment of Warrant Price.

                  The Holder may exercise for cash in the amount of the Exercise Price at any time except in the case of a Major Event as described herein. In the event the Exercise Price is paid in cash, such payment shall be made by bank or cashier's check accompanying the Exercise Notice. The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants, but shall pay an amount in cash equal to the Warrant Price of one share of Series A Preferred Stock multiplied by such fraction.

                  Subject to the provisions of this Warrant Agreement, in lieu of cash consideration, the Holder may, and shall in the case of a Major Event as described in Section 7 hereof, when exercising the Warrants pursuant to Section 4 hereof, request that the Company convert the Warrants, in whole or in part and at any time or times, into Warrant Shares, by surrendering to the Company the Notice of Exercise of Warrants specifying the number of Warrants being converted. Within ten (10) days after receipt of the Notice of Exercise of Warrants, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Price) that number of Warrant Shares which is equal to the difference obtained by subtracting from the total number of Warrants being exercised the number of shares obtained by multiplying (i) the total number of Warrants being exercised by (ii) a fraction, the numerator of which is the Warrant Price and the denominator of which is the Market Price (as hereinafter defined). "Market Price" means, with respect to any Warrant Share on any date herein specified, if there shall not then be a public market for the Company's Class A Common Stock, the Appraised Value (as defined hereafter) per share of Class A Common Stock at such date, or if there shall then be a public market for the Class A Common Stock, the average of the closing market prices for the five
(5) days on which the Class A Common Stock could be traded immediately preceding such date. "Appraised Value" means, with respect to any share of Class A Common Stock on any date herein specified, the higher of (i) the fair market value of a share of Class A Common Stock as determined by agreement between the Holder and the Company or (ii) in the absence of such an agreement, the fair market value of a share of Class A Common Stock as determined by an independent investment banking firm or an independent appraiser engaged by the Company and reasonably acceptable to the Holder.

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         7.       Merger, Consolidation or Sale of Assets.

                  In the event of any capital reorganization or any consolidation or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Class A Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each, a "Major Event"), prior to the consummation of such Major Event, the Company shall accelerate the exercise of all Warrants then existing under this Warrant Agreement, and such Warrants shall automatically and without further action be converted into Warrant Shares immediately prior to the consummation of the Major Event in the manner described in Section 6 herein for Warrant exercises without payment of cash. In the event the Company elects to undertake or enter into a Major Event, the Company shall provide the Holder with notice of its intention to undertake or enter into such Major Event at least thirty (30) days prior to the consummation of the transaction constituting the Major Event.

         8.       Adjustments for Stock Splits and Combinations; Dilutive
                  Issuances.

                  (a) Except as provided in this Section 8, no adjustments in respect of any dividends or other distributions on the Warrant Shares shall be made during the term of the Warrants or upon the exercise of the Warrants.

                  Outstanding Warrants shall be subject to adjustment as follows:

                           (1)      In the event the Company shall

                                    (i)      pay a dividend or make a
                                    distribution on the Class A Convertible
                                    Common Stock ("Class A Common") in shares of
                                    Class A Common or any other shares of
                                    capital stock of the Company,

                                    (ii)     subdivide outstanding shares of
                                    Class A Common into a greater number of
                                    shares of Class A Common,


                                    (iii)    combine outstanding shares of Class
                                    A Common into a smaller number of shares of Class A Common, or

                                    (iv)     issue, by reclassification of
                                    shares of Class A Common, any shares of its capital stock or other securities of the Company,

                           the amount of Warrant Shares receivable upon the exercise of Warrants immediately prior thereto shall be adjusted so that the Holder of any Warrants thereafter exercised shall be entitled to receive the number and kind of shares of capital stock or other securities which such Holder would have owned or



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                           have been entitled to receive after the happening of
                           any of the events described above, had such Warrants been exercised prior to the happening of such event; provided, any such adjustment otherwise payable in shares of Class A Common or other common equivalent shall be payable instead in shares of Series A Preferred. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective immediately after the close of business on the record date, in the case of a stock dividend, and shall become effective immediately after the effective date, in the case of a subdivision or combination or reclassification.

                           (2)      The provisions of paragraph (1) of this
                           Section 8(a) shall also apply to other securities, in addition to Class A Common, deliverable upon exchange of the Warrants; for purposes of such application "Class A Common" shall be deemed to refer to any such security deliverable upon exercise of the Warrants.

                           (3) Whenever the property receivable upon exercise is adjusted as herein provided, the Company shall determine such adjustment in accordance with this Section 8(a) and shall prepare a certificate of an authorized officer of the Company (an "Officer's Certificate") setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Holder together with a notice stating that the property receivable upon exercise has been adjusted and setting forth what kind and amount of stock, securities, property and cash are deliverable upon the exercise of the Warrants.

                           (4)      In case the Company shall make a
                           distribution to all holders of Class A Common (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of shares of its stock, evidences of its indebtedness or assets (other than dividends or distributions in cash payable out of consolidated earnings or earned surplus or dividends or distributions described in paragraph (1) of this Section 8(a)), thereafter the Holder shall be entitled to receive upon exercise thereof the number and kind of shares of stock, evidences of indebtedness or assets which such Holder would have owned or have been entitled to receive, had such Warrant been exercised prior to the distribution thereof, provided any such distribution otherwise payable in shares of Class A Common or other common equivalent shall be payable instead in shares of Series A Preferred.

                  (b) Upon any Major Event as described in Section 7 hereof, the Company shall determine the kinds and amount of stock, securities, property and cash to which each Warrant Share is entitled and shall prepare an Officer's Certificate setting forth such determination and showing in



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detail the facts upon which such determination is based, and such certificate shall forthwith be delivered to the Holder with a notice stating that, as a result of such merger, consolidation, sale or transfer, the property receivable upon the exercise of Warrants has been altered, and setting forth what kind and amount of stock, securities, property and cash are receivable upon the exercise of Warrants.

                  (c) The provisions of paragraphs (a) and (b) hereof shall also apply to other issuers, in addition to the Company, the securities of which are deliverable upon the exercise of Warrants; for purposes of such application, Class A Common shall be deemed to refer to any such security of such issuer.

                  (d) The Holder of a Warrant shall not be entitled to receive any interest or earnings attributable to the investment of any cash that is deliverable upon exercise of a warrant during the time prior to such Holder's exercise of the Warrant.

                  (e) If the Company shall, at any time prior to the expiration of this Warrant, issue Diluting Shares (as hereinafter defined) in a Dilution Event (as hereinafter defined) for consideration per Diluting Share (as hereinafter defined) (i) which is less than the Warrant Price and (ii) which is less than fair market value, then the Warrant Price prior to the issuance of the Diluting Shares shall be reduced to a price equal to the consideration per share paid for each Diluting Share.

                  Diluting Shares shall mean shares of Common Stock or Class A Convertible Common Stock (in either case in this Section 8(e) referred to as "Common Stock") or evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock either immediately or upon the occurrence of a specified date or a specified event.

                  Dilution Event shall mean the issuance of Diluting Shares in any transaction with a third party including present security holders of the Company but excluding transactions with respect to (i) benefit plans for employees and (ii) the conversion to Common Stock of shares of Class A Convertible Common Stock or Class B Convertible Preferred Stock outstanding on the date of this Warrant Agreement.

                  Nothing in this Section shall preclude the Warrant Holder from other remedies at equity or at law with respect to the issuance of Diluting Shares in a Dilution Event.

         9.       Agreement of Holder.

                  Holder acknowledges that it has read this Warrant Agreement and understands the following:

                  (a) Agreement Restrictions: Certain restrictions may apply with respect to the Warrant Shares acquired by Holder pursuant to the terms and provisions of this Warrant Agreement.


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                  (b)      Securities Restrictions. The Warrant Shares acquired
by Holder upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. If the Company, upon advice of counsel, determines such action is necessary or desirable, no Warrant Shares shall be issued to the Holder unless, at the time of issuance, the Holder (i) represents and warrants that it will acquire the Warrant Shares for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by the Company with regard to holding and resale of the Warrant Shares. The Holder shall, upon the request of the Company, execute and deliver to the Company an agreement or affidavit to such effect. The Warrant Shares issued pursuant to this Warrant Agreement shall be subject to the restrictions set forth in the Articles of Amendment of the Articles of Incorporation of Cerulean, which articles of amendment, as filed on September 22, 1998 and corrected as filed on October 1, 1998 are attached hereto as Exhibit A.

         10.      Delivery of Certificates.

                  As promptly as practical after the date of exercise of the Warrants and the receipt by the Company of consideration therefor, the Company shall deliver to Holder a certificate representing the Warrant Shares acquired by Holder pursuant to its exercise of the Warrants.

         11.      Notices.

                  All notices or other communications hereunder shall be in writing and shall be effective (i) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (ii) on the third business day following the date deposited in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

         If to the Company:

                  Cerulean Companies, Inc.
                  3350 Peachtree Road, N.E.
                  Atlanta, Georgia  30326
                  Attention:  Hugh J. Stedman, Esq.

         with a copy to:

                  Edgar H. Sims, Jr., Esq.
                  Long Aldridge & Norman LLP
                  303 Peachtree Street - Suite 5300
                  Atlanta, Georgia  30308



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         If to Holder:

                  ____________________________________________
                  ____________________________________________
                  ____________________________________________
                  Attention: _________________________________

Any party hereto, by notice of the other party hereunder, may change its address for receipt of notices hereunder.

         12.      Miscellaneous.

                  (a) Unless and except as otherwise specifically provided in this Agreement, Holder shall have no rights of a stockholder with respect to any Warrant Shares covered by the Warrants until the date of issuance of a stock certificate to it for such Warrant Shares.

                  (b) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Agreement will not permit Holder to acquire the full number of Warrant Shares as provided in Section 1 hereof, it is the express intention of the Company to allow Holder to acquire such lesser number of Warrant Shares as may be permissible without any amendment or modification hereof.

                  (c) This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia without giving effect to the State of Georgia's choice-of-law principles.

                  (d) This Agreement together with the Stipulation and the exhibits thereto contain the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

                  (e) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party or any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.



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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant
Agreement as of the date written above.


                             CERULEAN COMPANIES, INC.


                             By:_______________________________________
                                Hugh J. Stedman
                                Vice President and General Counsel



                             HOLDER:
                                    ___________________________________


                             By:_______________________________________






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                                    EXHIBIT A

                            CERULEAN COMPANIES, INC.

                         NOTICE OF EXERCISE OF WARRANTS


         This Notice of Exercise is given pursuant to the terms of the Warrant Agreement, dated September 22, 1998 (the "Warrant Agreement") between Cerulean Companies, Inc. (the "Company") and _________________________________________
(the "Holder"), which Warrant Agreement is made a part hereof and incorporated herein by reference.

         EXERCISE OF WARRANTS. Holder hereby elects to purchase _______ shares of Series A Preferred Stock pursuant to the Warrant Agreement. Holder hereby delivers, together with this written statement of exercise, the full Warrant Price with respect to the purchase of the shares o by bank or cashier's check in the amount of the total Warrant Price or, o without payment of cash by agreeing to accept the lesser number of Warrant Shares determined in accordance with
Section 6 of the Warrant Agreement.

         ACKNOWLEDGMENT. Holder hereby acknowledges that, to the extent it is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any shares of the Company's Series A Preferred Stock acquired by it pursuant to this Notice are subject to, and the certificates representing such shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), all as described in Section 9 of the Warrant Agreement, and Holder hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

         Executed this ______ day of _________________, ________.

                           Holder:
                                  _____________________________________________

                           By:_________________________________________________

                           Title:______________________________________________


                           Cerulean Companies, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this ______ day of ____________________, ________.

                           CERULEAN COMPANIES, INC.


                           By: _________________________________________________

                           Title: ______________________________________________